UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2018
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Belden Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-12561 (Commission File Number)	36-3601505 (IRS Employer Identification No.)
1 North Brentwood Boulevard
15th Floor
St. Louis, Missouri 63105
(Address of principal executive offices, including Zip Code)

(314) 854-8000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.03.     Material Modification to Rights of Security Holders.

The Board of Directors (the “Board”) of Belden Inc., a Delaware corporation (the “Company”) has authorized the redemption of all outstanding preferred share purchase rights (the “Rights”) issued pursuant to the Company’s existing Rights Agreement, dated as of December 11, 1996, as previously amended on November 15, 2004, December 8, 2006, and December 9, 2016 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, successor to Computershare Trust Company, N.A., and prior to that The First National Bank of Boston, as Rights Agent, effective as of the close of business on March 27, 2018.

Under the Rights Agreement, one Right currently is attached to each outstanding share of Company common stock. The Rights will be redeemed at a redemption price of $0.01 per Right, payable in cash. The redemption payment will be payable on April 6, 2018 to the holders of the Rights as of the close of business on March 27, 2018.

On March 23, 2018, the Company issued a news release announcing the Board’s authorization to redeem the Rights. A copy of such news release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Company news release dated March 23, 2018, titled “Belden Inc. Announces Redemption of Shareholder Rights Agreement”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: March 23, 2018	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General
Counsel and Corporate Secretary